SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    May 5, 2010

CYTOSORBENTS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-51038	98-0373793
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 329-88853
(ISSUER TELEPHONE NUMBER)

MEDASORB TECHNOLOGIES CORPORATION
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:
Eric M. Stein, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May5, 2010, Cytosorbents Corporation  (the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, together with a registration rights agreement, whereby LPC has agreed to purchase up to $6 million of our common stock over a 25-month period (the “Purchase Agreement” and “Registration Rights Agreement”, respectively).  Under the Registration Rights Agreement, the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.  After the SEC has declared effective the registration statement related to the transaction, the Company will have the right over a 25-month period to sell our shares of common stock to LPC in amounts between $50,000 and $750,000, depending on certain conditions as set forth in the purchase agreement, for up to $6 million.

The purchase price of the shares related to the future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.10.

In consideration for entering into the $6 million Purchase Agreement, we issued to LPC 1,153,846 shares of our common stock as a commitment fee and shall issue an equivalent amount of shares pro rata as LPC purchases the $6 million.  The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.  There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement.  The proceeds received by the Company under the common stock purchase agreement will be used to complete the European Sepsis Trial, pursue CE Mark approval and commercialization of CytoSorb™, expand its product pipeline and for general working capital purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated as of May 5, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of May5, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release dated May10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytosorbents Corporation

May 10, 2010	By:	/s/ Phillip Chan
Phillip Chan
Title: Chief Executive Officer